Exhibit 99.2

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Announces Pricing of $400 Million Senior Notes

Offering

Oak Brook, IL, February 25, 2014 — TreeHouse Foods, Inc. (NYSE: THS) announced today that it has priced its underwritten public offering of $400 million in aggregate principal amount of 4.875% Senior Notes due 2022. The offering is expected to close on March 11, 2014, subject to market and other conditions.

TreeHouse intends to use the proceeds from the offering to fund, together with borrowings under its revolving credit facility, today’s previously announced repurchase of all of TreeHouse’s outstanding 7.750% Senior Notes due 2018. The offering of the notes is not contingent upon the repurchase of the existing notes.

BofA Merrill Lynch, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers of the offering. TreeHouse is making the offering pursuant to a shelf registration statement that became effective upon filing with the Securities Exchange Commission on November 20, 2013, and solely by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from BofA Merrill Lynch, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com, J.P. Morgan Securities LLC at 1-866-803-9204, Wells Fargo Securities, LLC at 1-866-309-6316, BMO Capital Markets Corp at 1-800-414-3627 and SunTrust Robinson Humphrey, Inc. collect at 1-404-926-5463 or through the SEC website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT TREEHOUSE FOODS

TreeHouse is a food manufacturer servicing primarily the retail grocery and foodservice distribution channels. Its major product lines include non-dairy powdered creamer and sweeteners; condensed, ready to serve and powdered soups; refrigerated and shelf stable salad dressings and sauces; powdered drink mixes; single serve hot beverages; specialty teas; hot and cold cereals; macaroni and cheese, skillet dinners and other value-added side dishes and salads; salsa and Mexican sauces; jams and pie fillings under the E.D. Smith brand name; pickles and related products; and other food products including aseptic sauces and liquid non-dairy creamer. TreeHouse believes it is the largest manufacturer of pickles and non-dairy powdered creamer in the United States and the largest manufacturer of private label salad dressings, powdered drink mixes and instant hot cereals in the United States and Canada based on sales volume.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “estimate”, “project”, “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. Such factors include, but are not limited to, the risks that are described under the heading “Risk Factors” in TreeHouse’s Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. TreeHouse undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.